Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261939) on Form S-8 of our report dated April 22, 2022 with respect to the consolidated financial statements of CI&T Inc.

Campinas
April 22, 2022
By:	/s/ KPMG Auditores Independentes Ltda.
KPMG Auditores Independentes Ltda.